FIRST AMENDMENT AGREEMENT TO SECURITIES PURCHASE AGREEMENT

 AND OID CONVERTIBLE NOTE

This First Amendment to the Securities Purchase Agreement and to the OID Convertible Note (this “Amendment”) is dated as of December 16, 2013 and is entered into by and between Adaptive Medias, Inc., formerly known as Mimvi, Inc., a corporation organized under the laws of the State of Nevada (the “Company”) and Gemini Master Fund, Ltd., (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Holder is the holder of: (i) an OID Convertible Note (the “Note”), issued by the Company to the Holder on May 12, 2013 in the original principal amount of $425,000 and (ii) a Warrant issued on May 12, 2013 to purchase shares of common stock through a cash or cashless exercise pursuant to the terms therein (the “Warrant”);

WHEREAS, the Holder and the Company acknowledge and agree that, as of the date hereof, the Company is not and has never been in default under the Note or any agreement or document contemplated thereby or issued in connection therewith;

WHEREAS, the Company and the Holder have agreed to amend certain terms of the Note; and

WHEREAS, it is the intention and desire of the Holder and the Company that the Note be deemed automatically amended to the extent necessary to comply with the terms of this Amendment, and in the event of any conflict between the terms of the Note and this Amendment, this Amendment shall govern.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Cash Payment; Application of Proceeds; Outstanding Principal Amount; Conversion.

The Company will make a cash payment to the Holder in the amount of $100,000. This $100,000 payment will not be subject to the 15% prepayment premium as detailed in Section 6(a) of the Note and as such the proceeds shall be applied as follows:

a. $34,000 to accrued and unpaid interest; and

b. $66,000 to principal.

In addition, The Holder shall convert $59,000 of the unpaid principal amount into 786,666 shares of the Company’s common stock at a conversion rate of $0.075 per share.

The Holder and the Company acknowledge and agree that, upon consummation of the actions and transactions contemplated by this Section 1, the total outstanding principal balance under the Note shall be $300,000.

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2. Extension of Maturity Date.

The Maturity Date, as such term is defined in the Note, is hereby extended from December 31, 2013 until May 31, 2014.

3. Conversion Price.

The Conversion Price, as such term is defined in the Note, is hereby changed to equal $0.075. Such Conversion Price shall still be subject to adjustment as originally provided for in the Note.

4. Interest.

Interest shall accrue on the outstanding principal amount from the date hereof at an annual rate of 8%.

5. No Other Amendment.

Except as expressly and specifically amended hereby, all other terms, conditions and provisions of the Convertible Note and the Agreement shall remain unchanged and shall continue in full force and effect.

6. Closing Conditions.

Within five (5) business days from the date of this Agreement the Company will deliver to the Holder the cash payment of $100,000 and 786,666 shares of common stock via DWAC.

7. Rule 144; Holding Period.

Pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (“Securities Act”), the holding period of the shares of common stock issued hereunder tack back to May 12, 2013 (the original issue date of the Note and Warrant). The Company agrees not to take a position contrary to this paragraph. The Company is not currently, and has never been, an issuer of the type described in Rule 144(i) under the Securities Act.

[Signature Page Follows.]

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IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

COMPANY:

Adaptive Medias, Inc. (formerly Mimvi, Inc.)

By:	/s/ Qayed Shareef
Name:	Qayed Shareef
Title:	Chief Executive Officer

HOLDER:

GEMINI MASTER FUND, LTD.

By: GEMINI STRATEGIES LLC, Inc. as investment manager

By:	/s/ Steven Winters
Name:	Steven Winters
Title:	President

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